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                                                          Exhibit 10(iii)A(2)(f)

                                 APPENDIX E


E.1      Eligible Individual        Brock A. Hattox

E.2 Effective Date Pursuant to Section 2.1(b), the Eligible Individual's date of participation shall be September 18, 1996.

E.3 Special Provisions The following special provision shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment with NSI from September 9, 1996 to his Termination Date.

         (b) The Eligible Individual will be eligible for Early Retirement under Sections 1.1(a)(2) and 3.3 upon attainment of age 60 while actively employed by NSI (at which time he will have more than 10 years of service), provided that his Early Retirement Accrued Pension shall be calculated based upon his Credited Service and Eligible Service at his date of Retirement.

Except as otherwise specifically provided in this Appendix E, the Eligible Individual's benefits under the Plan shall be determined in the same manner as for other participants.